Calculation of Filing Fee Tables
S-3
Cactus, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A common stock, par value $0.01 per share	457(r)				0.0001531
Fees to be Paid	2	Equity	Preferred Stock, par value $0.01 per share	457(r)				0.0001531
Fees to be Paid	3	Equity	Depositary Shares	457(r)				0.0001531
Fees to be Paid	4	Other	Warrants	457(r)				0.0001531
Fees to be Paid	5	Debt	Debt Securities	457(r)				0.0001531
Fees to be Paid	6	Equity	Secondary Offering: Class A common stock, par value $0.01 per share	457(a)	320,650	$ 57.45	$ 18,421,342.50	0.0001531	$ 2,820.31
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	7	Equity	Class A common stock, par value $0.01 per share	415(a)(6)	11,310,359		$ 534,640,670.00			S-3	333-263106	02/28/2022	$ 49,562.00
			Total Offering Amounts:				$ 553,062,012.50		$ 2,820.31
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,820.31
Offering Note
[1]	a. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered hereunder by Cactus, Inc. (the "registrant") at indeterminate prices. This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, the preferred stock, warrants or debt securities registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the preferred stock, warrants or debt securities registered hereunder. b. In accordance with Rule 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of all of the registration fees and will pay any registration fees subsequently in advance or on a pay-as-you-go basis.

[2]	See Note 1.

[3]	Depositary shares will represent fractional interests in the preferred stock registered hereby. See Note 1.

[4]	See Note 1.

[5]	Debt securities may be issued at an original issue discount or at a premium. See Note 1.

[6]	Represents shares of the registrant's Class A common stock that may be sold by certain selling stockholders. Pursuant to Rule 416(a) under the Securities Act, the amount of Class A common stock being registered on behalf of the selling stockholders shall be adjusted to include any additional Class A common stock that may become issuable as a result of any distribution, split, combination or similar transaction. With respect to the offering of shares of Class A common stock by the selling stockholders, the proposed maximum offering price per share will be determined from time to time in connection with, and at the time of, the applicable sale by the holder of such securities. The Maximum Aggregate Offering Price Per Unit is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant's Class A common stock, par value $0.01 per share, on the New York Stock Exchange on February 26, 2025.

[7]	Includes shares of Class A common stock issuable upon redemption of units in Cactus Companies, LLC (together with an equal number of shares of the registrant's Class B common stock). Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes 11,310,359 shares of the registrant's Class A common stock (the "Unsold Securities"), that were previously registered under the registrant's registration statement on Form S-3 (File No. 333-263106), which became automatically effective upon its filing with the Securities and Exchange Commission on February 28, 2022 and that is expiring (the "Prior Registration Statement"). Pursuant to Rule 415(a)(6), the registrant is carrying forward to this registration statement the Unsold Securities that were previously registered on the Prior Registration Statement, and the filing fees of approximately $49,562 previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. A filing fee of $2,821 with respect to the remaining $18,421,343 of securities registered hereunder is being paid herewith. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.